Exhibit 99.2

2021 Digital Summit Presentation – SAI Script Remarks 11/8/2021

Slide 1

Thank you to the organizer for the invitation to speak with you today. I am Arthur Lee, the CEO of SAITECH Limited. SAITECH is an energy saving digital asset mining operations company. We currently provide hosting services in Eurasia, namely Kazakhstan, and are commencing mining activities for our own account. Unlike many bitcoin miners, we are dedicated to minimizing environmental and social impact of our activities. Earlier this year, we issued carbon-footprint and ESG reports becoming one of the first companies in the industry to do so. During today’s presentation, I’ll highlight how we are attempting to achieve a positive impact from bitcoin mining on the environment and society that is unique to our use of energy in our business.

To many of you, bitcoin mining probably is behind the scenes. To us, mining is always the core of the entire bitcoin system because it’s the backbone of the system. When you’re buying or selling a bitcoin, it’s not the exchange who is bookkeeping and verifying your transaction, it’s the miners, it’s us. That’s why bitcoin mining data centers are the real infrastructure of the bitcoin system.

Slide 2

This year is not only the first of a new era for bitcoin in history because of its significant institutional adoption and historical high market price, but also the first year for bitcoin mining with many new participants entering the market for investment purposes. We’ve observed new players not only from North America but also from Europe, Australia and Southeast Asia emerging to commence large-scale bitcoin mining activities, which is positive to the bitcoin system because they are building decentralized infrastructure. Likewise, SAI is among these active international players and is focused on developing our global mining network. We are currently involved in a de-SPAC transaction, and expect to complete that transaction and related listing in early 2022.

Unlike many new mining players, we have deep know-how from China because all of our founding partners are prior large-scale miners in China. Since its establishment, SAI has strategically developed four technology sectors to underpin our mining platform. SAIHEAT is our liquid cooling technology that enables mining rigs to be remodeled into a boiler cabinet for large-scale heating, of which I’ll share details later. SAIWATT is our program to better utilize waste energy and renewable energy to operate out data centers, including unused peak hydropower and other renewable sources. SAIBYTE is our cloud management software suite and services platform under development being designed to integrate digital asset management functions for our customers. Lastly, SAICHIP is our plan to cooperate with mining hardware manufacturers to improve chips’ energy consumption through liquid cooling and other. SAI is one of the rare portfolio companies that BITMAIN ever invested, who supports the development of our advanced liquid cooling technology and our cooperation to improve energy consumption in mining machines.

Slide 3 & 4

This is our carbon footprint and ESG reports. We are the signatories of four serious international NGOs and are also inviting industry players to co-establish an Organization of Clean Energy and Computing, or “OCEC,” to promote a clean transition of the bitcoin system.

Slide 5

So let’s now take deeper look into the bitcoin mining activities and its energy impact. Since China banned all mining activities in its jurisdiction in May of this year, it has forced all of its miners, which previously accounted for 70% of the global bitcoin hash rate, to go global. As new bitcoin mining infrastructure is built out globally, especially in United States and Kazakhstan, these two countries now represent the top two mining capacity, or hash rate, locations. Following these countries, there are Russia, Canada and Iran. I believe Australia and more middle east countries will catch up soon as well. These mining data centers consume large amount of energy, though not as significant as traditional internet data centers so far. However, unlike those traditional internet data centers, a mining data center is usually highly mobile. I know many new miners in the US and Canada are trying to build large-scale mining facilities that looks like large IDC data centers, but as a seven to ten years old veteran doing this before in China, we would probably be more cautious to do so.

Slide 6

Why? Because mobility is one of the core value propositions that bitcoin mining has in its potential to better utilize waste energy, and it’s super easy and fast to install mining machines anywhere. Miners always seek the cheapest power, no matter where the power is located. Based on a report by the World Bank’s Global Gas Flaring Reduction Partnership (GGFR), the top seven gas flaring countries are Russia, Iraq, Iran, the United States, Algeria, Venezuela and Nigeria, which together account for approximately 65% of global gas flaring. This single type of waste energy could power a seven-times larger bitcoin network. Some say a big government can do nothing good, and that applies to a big central grid – it does not always distribute our electricity effectively.

Slide 7

If a central grid is not distributing existing electricity supplies effectively to end-users, how we can rely on it to support newly built renewable sites? That’s a second value proposition that bitcoin mining can bring to reshaping our energy structure. As we know, many solar, hydro and wind power stations are not being developed close to your home, and the national grid is not paralleling their power as well because building substations and transmission system is huge infrastructure capex, and our Eurasia grid already has congestion issues. However, bitcoin mining data centers can serve as a complementary option to enhance clean electricity production, storage and consumption, with joint uses of mining assets. Moreover, compared to capital expenditures to develop a fixed grid , bitcoin mining hardware is much lighter and mobile.

Slide 8 & 9

Lastly, back to heat. Why heat is important for bitcoin mining activities? Because traditional air cooling system accounts for over 40% of electricity consumed in mining and most computing activities. SAI has developed an innovative liquid cooling system that improves energy efficiency and reduces noise. Electricity powering chips is mostly converted into heat, and if we recover that heat for other heating purposes, it recycles the wasted heat and saving other energy sources to be used for the same heating purposes. Our liquid cooling system is integrated into a heating system for large-scale heat users, including office buildings to agricultural greenhouses.

SAI has run three pilot programs in China from 2019 to 2020. Our operating results have proven energy and cost saving effects, along with environmental benefits, compared to the traditional mining approach. We are dedicated to deploy as much as possible our SAIHUB into bitcoin mining infrastructure to improve energy efficiency and provides a cleaner alternative boiler to the traditional heating industry.

Slide 10 & 11

Here are two solid estimation models that SAI developed based on our real-world experience and statistics that can prove bitcoin mining’s potential to better utilize waste energy and to reduce carbon emissions.

Slide 12 & 13

In summary, I want to emphasize for the audience today that as more innovative energy-saving bitcoin mining approaches are developed and deployed, bitcoin mining activities have the potential to facilitate the transition of our energy structure and to support the future of renewables. If you are interested in being part of this transition, welcome to join OCEC, our organization to act together for the green promises today!

Thanks that’s all. Leave a message to our ESG email account if you want to keep the dialogue, and follow us on Twitter.

Important Information About the Business Combination and Where to Find It

This communication may be deemed solicitation material in respect of the proposed business combination between TradeUP Global Corporation (the “Company” or “TradeUP Global”), TGC Merger Sub and SAITECH Limited (“SAITECH”). This communication does not constitute a solicitation of any vote or approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed business combination, on October 22, 2021 TradeUP Global filed a Registration Statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission’s (“SEC”), which includes a preliminary prospectus and preliminary proxy statement. TradeUP Global may also file other documents with the SEC regarding the proposed business combination. TradeUP Global will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that TradeUP Global will send to its shareholders in connection with the proposed business combination. Investors and security holders of TradeUP Global are advised to read, when available, the proxy statement/prospectus in connection with TradeUP Global’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the proposed business combination (and related matters) because the proxy statement/prospectus will contain important information about the proposed business combination and the parties to the proposed business combination. The definitive proxy statement/prospectus will be mailed to shareholders of TradeUP Global as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: TradeUP Global Corporation, 437 Madison Avenue, 27th Floor, New York, New York 10022, Attention: Jianwei Li, (732) 910-9692.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s final prospectus filed with the SEC on April 30, 2021 and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to TradeUP Global Corporation, 437 Madison Avenue, 27th Floor, New York, New York 10022, Attention: Jianwei Li, (732) 910-9692. Additional information regarding the interests of such participants is included in the proxy statement/prospectus contained the Registration Statement.

SAITECH and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is included in the proxy statement/prospectus contained the Registration Statement.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and SAITECH’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and SAITECH’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the closing. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and SAITECH’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company and SAITECH following the announcement of the business combination agreement and the transactions contemplated therein; (2) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of the Company, approvals or other determinations from certain regulatory authorities, or other conditions to closing in the business combination agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (5) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the business combination; (7) changes in applicable laws or regulations; (8) the possibility that SAITECH or the combined company may be adversely affected by other economic, business, and/or competitive factors; (10) the impact of COVID-19 on SAITECH’s business and/or the ability of the parties to complete the business combination; and (11) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the business combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.